Exhibit 10.20

THIS AGREEMENT made as of the 30th day of September, 2004.

BETWEEN:

      MARLON DISTRIBUTORS LTD.

      (the "Vendor")

AND:

      QUASAR PAGING LTD.

      ("Quasar")

AND'

      BRUCE CAMERON

      ("Cameron")

      (Quasar and Cameron are collectively referred to as the "Purchasers")

BACKGROUND

A. The Vendor is the registered and beneficial owner of all the issued and outstanding shares in the capital of MARLON RECREATIONAL PRODUCTS LTD. (the "Company"), being 200 Class "A" voting common shares (the "Shares").

B. The Company carries on business as a wholesale distributor of recreational equipment, tools and products in western Canada (the "Business").

C. The Vendor, as the registered and beneficial owner of the Shares, has agreed to sell, and the Purchasers have agreed to purchase, the Shares, on the terms and conditions contained in this Agreement.

TERMS OF AGREEMENT

In consideration of the premises and the covenants and agreements contained in this Agreement, the parties agree with each other as follows:

1.    Interpretation

1.1   Definitions

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In this Agreement:

      (a) "Agreement" means this agreement and all amendments made hereto by written agreement between the Vendor and the Purchasers;

      (b) "Closing Date" means September 30, 2004 or such other date as may be mutually agreed upon in writing by the parties;

      (c)   "Permitted Encumbrances" means

      a. liens for taxes, assessments and governmental charges due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made);

      b. liens for taxes, assessments and governmental charges either not due and payable or due but for which notice of assessment has not been given;

      c. undetermined or inchoate liens, charges and privileges incidental to current construction or current operations and statutory liens, charges, adverse claims, security interests or encumbrances of any nature whatsoever claimed or held by any governmental authority which have not at the time been filed or registered against the title to the asset or served upon the relevant party pursuant to law or which relate to obligations not due or delinquent;

      d. security given in the ordinary course of business to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the business, other than security for borrowed money;

      e. the reservations in any original grants from the Crown of any real property or interest therein and statutory exceptions to title which do not materially detract from the value of the real property concerned or materially impair its use in the operation of the relevant Party's business; and

      f. easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges, encumbrances or non-consensual liens not, in any material respect, impairing the use of the encumbered asset for its intended purposes;

      (d) "Shareholder Loans" means any and all amounts due or accruing due to the Vendor by the Company; and

      (e)   "Time of Closing" means 1:00 p.m. PST on the Closing Date.

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1.2   Headings

The division of this Agreement into Articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof', "hereunder" and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and sections are to Articles and sections of the Agreement.

1.3   Extended Meanings

In this Agreement words importing the singular number only shall include the plural and vice versa, wordings importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and companies.

1.4   Accounting Principles

Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of calculation is made or required to be made in accordance with generally accepted accounting principles applied on a basis consistent with prior years.

1.5   Currency

All references to currency herein are to lawful money of Canada.

2.    Schedules

The following schedules are attached to and incorporated in this Agreement by reference and deemed to be part of this Agreement:

      Schedule 1 - Assets
      Schedule 2 - Promissory Note
      Schedule 3 - Escrow Agreement
      Schedule 4 - Financial Statements of the Company

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3.    Purchased Shares and Purchase Price

      (a) Subject to the terms and conditions of this Agreement and based on the representations and warranties of the Vendor set forth in this Agreement, on the Closing Date the Vendor will sell, assign and transfer to the Purchasers and the Purchasers will purchase from the Vendor all (but not less than all) of the Shares and Shareholder Loans for a total purchase price of $425,000.00 CDN (the "Purchase Price"). The Purchase Price shall be allocated as follows:

            (i)   to the Shares:            $1.00

            (ii)  to the Shareholder Loans: $424,999.00

      (b) The Purchase Price will be paid and satisfied by the Purchasers at the Time of Closing as follows:

            (i) as to the sum of $225,000.00 by way of solicitor's trust cheque, payable to the Vendor's solicitors, in trust, on the Closing Date; and

            (ii) as to the sum of $200,000.00, by delivery to the Vendor on the Closing Date of a duly executed promissory note (the "Promissory Note") in the form attached hereto as Schedule 2.

4.    Vendor's Representations and Warranties

In order to induce the Purchasers to enter into and consummate this Agreement, the Vendor represents and warrants to the Purchasers as follows:

4.1   Corporate and Share Representations

      (a) The Company is a company duly incorporated, organized and subsisted under the law of British Columbia, is not a reporting issuer (as such term is defined in the Securities Act (British Columbia)) and is in good standing with respect to the filing of annual reports with the Office of the Registrar of Companies of British Columbia.

      (b) The Company has the corporate power to own the assets owned by it and to carry on the Business.

      (c) The authorized capital of the Company is 10,000 Class "A" Common Voting Shares without par value, 10,000 Class "B" Non-Voting Shares without par value, and 10,000 Class "C" Non-Voting Redeemable Preference Shares with a par value of $0.01 per share, of which the Shares are the only shares of the Company issued and outstanding.

      (d) The Shares are validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company.

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      (e)   The Vendor owns the Shares as legal and beneficial owner, free and clear of all liens, claims, charges and encumbrances.

      (f) The Vendor has due and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to transfer the legal and beneficial title to and ownership of the Shares to the Purchasers, free and clear of all liens, claims, charges and encumbrances.

      (g) No person, firm or corporation has any agreement or option or any right capable at any time of becoming an agreement to:

            (i) purchase or otherwise acquire the Shares or any of the unissued shares in the capital of the Company; or

            (ii) require the Vendor to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Shares other than under this Agreement.

      (h) The Memorandum and Articles of the Company have not been altered or changed

4.2   Financial and Tax Representations

      (a) Other than as disclosed in the financial statements of the Company dated August 31, 2004 (a copy of which is attached as Schedule 4 to this Agreement) and other than liabilities incurred in the normal course of the Business since August 31, 2004, there are no liabilities, contingent or otherwise, of the Company which have not been disclosed to the Purchasers and the Company has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any person, firm or corporation. There are no liabilities of any other party capable of creating a lien, claim, encumbrance or charge on any of the assets of the Company.

      (b) Save and except for the Shareholder Loans and accounts payable of the Company in the amount of $38,383.43 owing by the Company to the Vendor and accounts receivable of the Company in the amount of $1,129.81 owing by the Vendor to the Company, the Company is not indebted to the Vendor or any affiliate, director, officer or employee of the Company. The Vendor is lawfully entitled to be repaid the Shareholder Loans and holds the Shareholder Loans free of all encumbrances. The Vendor has not assigned the Shareholder Loans or any right, title or interest therein to any other person. The Shareholder Loans have not been forgiven, settled, waived or repaid, is payable on demand and does not bear interest.

      (c) Neither the Vendor nor any affiliate, officer, director or employee of the Company is now indebted or under obligation to the Company on any account.

      (d) Since July 30, 2004, no dividend or other distribution on any shares in the capital of the Company has been made, declared or authorized and the Company has neither purchased nor redeemed nor agreed to purchase or redeem any of the Shares.

      (e) Other than salary, wages, compensation, bonus, pension benefits and reimbursement of expenses, no payment of any kind has been made or authorized by the Company since July 30, 2004 to or on behalf of the Vendor or to or on behalf of officers, directors or shareholders of the Company. Since July 30, 2004, the Company has not paid or agreed to pay any compensation, pension, bonus, share of profits or other benefit to, or for the benefit of, any employee, director or officer of the Company except in the ordinary course of business and has not increased or agreed to increase the compensation of any director, officer or management employee.

      (1)   Since July 30, 2004:

      (i)   [Intentionally deleted].

      (ii) the Company has not waived or surrendered any right of material value;

      (iii) the Company has not discharged or satisfied or paid any lien, claim, charge, encumbrance or obligation or liability except in the ordinary course of business;

      (iv)  the Business has been carried on in the ordinary course; and

      (v) no capital expenditures in excess of $5,000.00 have been authorized or made.

      (g) The Company is the owner with good and marketable title, free and clear of all liens, charges, encumbrances and any other rights of other persons other than Permitted Encumbrances, of all assets shown on Schedule I hereto.

      (h) All tax returns and reports of the Company required by law to be filed before the date of this Agreement have been filed and are true, complete and correct. All taxes and other government charges for which tax returns are required to be filed prior to the date of this Agreement have been paid by the Company when due.

      (i) Adequate provision has been made for taxes payable for each current period for which tax returns are not yet required to be filed, and there are no waivers or other arrangements providing for an extension of time for the filing of any tax return, or payment of any tax, government charge or deficiency, by the Company.

      (j) The Company has made all elections required to be made under the Income Tax Act of Canada in connection with any distributions by the Company and all such elections were true and correct.

      (k) The Vendor is not a non-resident of Canada (as defined in the Income Tax Act of Canada and the Income Tax Act of British Columbia).

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      (1)   Under the Income Tax Act of Canada and the Income Tax Act of British
            Columbia, Company has been since its incorporation and is now a Canadian-controlled private corporation.

      (m) The Company has not since July 30, 2004, disposed of anything to a person with whom the Company was not dealing at arm's length for proceeds less than the fair market value.

4.3   Property Representations

      (a)   Intentionally deleted.

      (b) Other than the lease for the demised premises the Vendor does not own any assets which are used by the Company or are necessary or useful in the conduct of the Business.

4.4   Intentionally Deleted

4.5   General Vendor Representations

      (a) There is no action, suit, judgment, investigation or proceeding outstanding or pending or to the knowledge of the Vendor threatened against or affecting the Company.

      (b) The Company is not in material breach of any law, ordinance, statute, regulation, bylaw, order, decree, covenant, restriction, plan or permit to which it is subject or which applies to it and the uses to which the assets of the Company have been put are not in material breach of any law, ordinance, statute, regulation, bylaw, order, decree, covenant, restriction, plan or permit, including those regulating the discharge of material into the environment and the storage, treatment and disposal of waste or otherwise relating to the protection of the environment and the health and safety of persons.

      (c)   [Intentionally deleted]

      (d) The Company maintains such insurance against loss or damage to its assets and with respect to public liability as is reasonably prudent for a company such as the Company.

      (e) The Company does not own, directly or indirectly, any shares or interests in any other company or firm.

5.    Purchasers' Representations and Warranties

5.1 Each of the Purchasers, jointly and severally, represents and warrants that:

      (a) Quasar is a company duly incorporated, organized and subsisting under the Business Corporations Act of British Columbia, is not a reporting issuer (as such term is defined in the Securities Act (British Columbia)), and is in good standing with respect to the filing of annual reports with the Office of the Registrar of Companies of British Columbia;

      (b) the execution an delivery by Quasar of the Agreement, the Promissory Note and an Escrow Agreement (the "Escrow Agreement") substantially in the form of the Schedule 3 to this Agreement and the other agreements contemplated herein and therein to which it is a party and compliance with the provisions hereof and thereof by Quasar have been or will at Closing be duly authorized by all requisite corporate action on the part of Quasar;

      (c) Cameron is an individual of the age of majority and has the capacity to enter into this Agreement;

      (d) neither the making of this Agreement, the issuance of the Promissory Note, the making of the Escrow Agreement, the completion of the transactions contemplated by this Agreement, the Promissory Note or the Escrow Agreement, nor the performance of or compliance with the terms of this Agreement, the Promissory Note or the Escrow Agreement will violate the Memorandum or Articles of Quasar or any agreement to which the Purchasers are a party, and will not result in the creation or imposition of any lien, claim, charge, encumbrance or restriction of any nature in favour of a third party upon or against the assets of the Company or the Shares or the violation of any law or regulation of Canada or of any province or territory of Canada, any municipal bylaw or ordinance or any order or decree of any court or tribunal to which the Purchasers are subject which could prevent the due and valid transfer of the Shares as provided in the Agreement.

      (e) the execution and delivery by the Purchasers of this Agreement, the Promissory Note, the Escrow Agreement and the other agreements contemplated herein and therein and the performance of their obligations hereunder and thereunder by the Purchasers does not and will not require the consent of, approval, authorization or other action by, or filing with or notification to any person by the Purchasers other than as has already been or will have been obtained, taken or filed

      (f) each of the Purchasers is not a non-Canadian as that term is defined in the investment Canada Act;

      (g) each of the Purchasers is not a non-resident of Canada (as defined in the Income Tax Act of Canada and the Income Tax Act of British Columbia);

      (h) this Agreement, the Promissory Note, the Escrow Agreement and the other agreements contemplated herein and therein to which the Purchasers are a party constitute or will at Closing constitute legal, valid and binding obligations of the Purchasers enforceable against the Purchasers in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity;

      (i) Quasar is at the date hereof, and shall be at the Time of Closing, a "private issuer" as such term is defined in the Securities Act (British Columbia);

      (j)   following the issuance of the Promissory Note:

            (1) Quasar will be a "closely-held issuer" as such term is defined in Ontario Securities Commission Rule 45-501 Exempt Distributions ("Rule 45-501");

            (2) the aggregate proceeds received by Quasar and any other issuer engaged in common enterprise with Quasar, in connection with trades made in reliance upon section 2.1 of Rule 45-50 1 will not exceed $3,000,000;

            (3) no selling or promotional expenses have been paid or incurred by Quasar in connection with the issuance of the Promissory Note; and

            (4) Quasar will not have more than 5 beneficial holders of its securities.

6.    Vendor's and Purchasers' Covenants

The Vendor covenants and agrees with the Purchasers as follows:

6.1   Consents

Both before and after the Closing Date, the Vendor will use its commercially reasonable efforts to assist the Purchasers in obtaining from all appropriate federal, provincial, state, municipal and other governmental or administrative bodies and all other persons all such approvals and consents in form and terms satisfactory to counsel for the Purchasers as are necessary or required in order to permit the sale, transfer and assignment of all of the right, title and interest of the Vendor in and to the Shares to the Purchasers.

6.2   Possession

At the Time of Closing, the Vendor will deliver to the Purchasers possession of all books, records, books of accounts, lists of suppliers and customers of the Company and all other documents, files, records and other data, financial or otherwise, relating to the Business and the assets of the Company.

6.3   Books and Records

At any time up to the Closing Date, the Vendor will permit the. Purchasers, and their auditors, solicitors and other authorized persons, to make such investigation of the assets of the Company and of its financial and legal condition as the Purchasers deems necessary or advisable to familiarize itself with such assets and other matters and to have access during normal business hours (and provided it does not disrupt the Business) to the Business premises and to all records, documents and other information related to the Business and the Company, including all working papers (internal and external) and details of accounts and inventories prepared, obtained or used in connection with the preparation of the Financial Statements.

6.4   Interim Management--Positive Covenants

From the date of this Agreement to the Closing Date, the Vendor will cause the Company to:

      (a) carry on the Business in the ordinary course, in a prudent, businesslike and efficient manner and substantially in accordance with the procedures and practices in effect on July 30, 2004;

      (b) maintain insurance on the assets of the Company as they are insured on the date of this Agreement;

      (c) use its commercially all reasonable efforts to preserve and maintain the goodwill of the Business; and

      (d) do all necessary repairs and maintenance to the assets of the Company and take reasonable care to protect and safeguard those assets.

6.5   Interim Management--Negative Covenants

From the date of this Agreement to the Closing Date, the Vendor will not permit the Company, without the prior consent in writing of the Purchasers to:

      (a) purchase or sell, consume or otherwise dispose of any of its assets except in the ordinary course of business;

      (b) enter into any contract or assume or incur any liability except in the ordinary course of business and which is not material;

      (c) settle any account receivable of a material nature at less than face value net of the reserve for that account;

      (d)   waive or surrender any material right;

      (e) discharge, satisfy or pay any mortgage, pledge, deed of trust, lien, claim, encumbrance, charge, obligation or liability except in the ordinary course of business; or

      (f) make any capital expenditure or commitment for any capital expenditure except in the ordinary course of business.

6.6   Bank Accounts

On Closing the Vendor will have performed all requisite acts and executed all requisite documentation to ensure the signing authorities for all bank accounts, trust accounts and safety deposit boxes of the Company have been transferred or amended, as of the Closing Date, in a manner acceptable to the Purchasers.

6.7   Demised Premises

The Vendor and the Company currently share warehouse and office space at premised leased by the Vendor at 10824 -- I 24~' Street, Surrey, British Columbia (the "Demised Premises"). The Vendor covenants and agrees to permit the Company to continue to use and occupy that portion of the Demised Premises currently used and occupied by the Company, on substantially the same terms as immediately prior to the Time of Closing, until the expiry of the present term of the Vendor's lease thereof. After termination of the present term of the Vendor's lease, the Vendor will permit the Purchasers to exercise any right which the Vendor may have to renew the lease, subject to the consent and agreement of the landlord.

6.8   Income Tax

The Vendor shall be responsible for any and all tax liability of the Company relating to all fiscal periods of the Company commencing prior to and ending on or before the Closing Date.

6.9   Dental Trust

The employees of the Company and the Vendor have contributed funds (the "Dental Funds") to an account to be used for paying or reimbursing dental expenses incurred by employees of the Company. To the extent that Dental Funds attributable to the Company's employees are administered by the Vendor, the Purchaser and the Vendor covenant and agree to take all reasonable steps necessary to cause that share of the Dental Funds attributable to the Company's employees to be assigned to and administered by the Company. To the extent that Dental Funds attributable to the Vendor's employees are administered by the Company, the Purchaser and the Vendor covenant and agree to take all reasonable steps necessary to cause that share of the Dental Funds attributable to the Vendor's employees to be assigned to and administered by the Vendor.

6.10  Covenants of the Purchasers

(a) The Purchasers will cause the Company to maintain, store and keep the Company's books and records at the Company's offices in Surrey, British Columbia for such period of time as required in accordance with applicable law and shall grant the Vendor, in connection with the affairs of the Company relating to any taxes, workers' compensation or litigation matters, access to and the right to make copies of (at the Vendor's cost) such books and records at such facility during regular business hours for such location.

(b) At the Time of Closing, the Purchasers shall deliver to the Vendor the Promissory Note issued by the Purchasers, in substantially the form attached as Schedule 2 to this Agreement.

(c) At the Time of Closing, the Purchasers shall execute and deliver in favour of the Vendor the Escrow Agreement and the collateral documents contemplated therein.

(d) Immediately after the Closing, the Purchasers shall deliver to the Vendor a written confirmation pursuant to which the Company and the Purchasers shall forgive and release the Vendor from the obligation to pay to the Company the amount of $1,129.81 owing by the Vendor to the Company, and reflected in the Company's books as an account receivable from the Vendor.

7.    Purchasers' Conditions of Closing

7.1 The obligations of the Purchasers under this Agreement are subject to the following conditions for the exclusive benefit of the Purchasers being fulfilled in all material respects in the reasonable opinion of the Purchasers at the Time of Closing or waived by the Purchasers at or before the Time of Closing:

(a) the representations and warranties of the Vendor contained in this Agreement will be true and correct in all material respects on and as of the Closing Date;

(b) the Vendor will have complied in all material respects with all terms, covenants and agreements in this Agreement agreed to be performed or caused to be performed by it on or before the Closing Date;

(c) no material loss or destruction of or damage to any of the assets of the Company will have occurred between the date of this Agreement and the Time of Closing;

(d) no action or proceeding against the Company or the Vendor will be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

(i) the purchase and sale of the Shares contemplated by this Agreement or the right of the Purchasers to own the Shares; or

(ii) the right of the Company to conduct its operations and carry on the Business in the ordinary course as the Business and its operations were carried on at the date of this Agreement;

(e) all directors and officers of the Company specified by the Purchasers will resign;

(f) the Vendor will tender to the Purchasers a closing certificate, in a form acceptable to the Purchasers, signed by the Vendor certifying the truth and correctness as at the Closing Date of the representations and warranties of the Vendor contained in paragraph 4 of this Agreement, the performance of all covenants and agreements of the Vendor, and that the condition described in paragraph 7.1(d) does not exist as at the Closing Date;

(g) the Vendor and all directors, officers and other shareholders of the Company will have executed releases in favour of the Company, in a form satisfactory to the Purchasers, from any and all possible claims against the Company arising from any act, matter or thing arising at or before the Time of Closing; and

(h) all necessary steps and proceedings will have been taken to permit the Shares to be duly and regularly transferred to the Purchasers.

7.2 If any of the conditions in section 7.1 are not fulfilled or waived, the Purchasers on the Closing Date may rescind this Agreement by notice in writing to the Vendor. In such event, the Purchasers (provided it is not in breach of any provisions of this Agreement) shall be released from all obligations under this Agreement, and the Vendor will also be released unless the Vendor was reasonably capable of causing such condition or conditions to be fulfilled or the Vendor has breached any of its representations, warranties, covenants or agreements in this Agreement.

7.3 The conditions in section 7.1 may be waived in whole or in part without prejudice to any right of rescission or any other right in the event of the non-fulfilment of any other condition or conditions. A waiver will be binding only if it is in writing.

8.    Vendor's Conditions of Closing

8.1 The obligations of the Vendor under this Agreement are subject to the following conditions for the exclusive benefit of the Vendor being fulfilled in all material respects in the reasonable opinion of the Vendor at the Time of Closing or waived by the Vendor at or before the Time of
      Closing:

(a) the representations and warranties of the Purchasers contained in this Agreement will be true and correct on and as of the Closing Date;

(b) the Purchasers will have complied with all terms, covenants and agreements in this Agreement, the Promissory Note, the Escrow Agreement and in all other agreements contemplated herein or therein agreed to be performed or caused to be performed by them on or before the Closing Date; and

(c) no action or proceeding against the one or more of the Purchasers will be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

(i) the purchase and sale of the Shares contemplated by this Agreement or the right of the Vendor to sell the Shares; or

(ii) the right of the Company to conduct its operations and carry on the Business in the ordinary course as the Business and its operations have been carried on in the past;

(d) the Company and the Purchasers will have executed releases in favour of all directors, officers and other shareholders of the Company, in a form satisfactory to the Vendor from any and all possible claims against such directors, officers and shareholders of the Company arising from any act, matter or thing arising at or before the Time of Closing, other than any claim under this Agreement;

(e) the Purchasers shall have issued and delivered the Promissory Note to the Vendor, substantially in the form of Schedule 2 to this Agreement;

(1) the Purchasers shall have executed and delivered the Escrow Agreement, substantially in the form of Schedule 3 to this Agreement; and

(g) The Purchasers having executed and delivered all of the other agreements which are to be executed and delivered by them pursuant to this Agreement, the Promissory Note or the Escrow Agreement.

8.2 If any of the conditions in section 8.1 are not fulfilled or waived , the Vendor on the Closing Date may rescind this Agreement by notice in writing to the Purchasers. In such event, the Vendor shall be released from all obligations under this Agreement, and the Purchasers will also be released unless the Purchasers were reasonably capable of causing such condition or conditions to be fulfilled or the Purchasers have breached any of their representations, warranties, covenants or agreements in this Agreement.

8.3 The conditions in section 8.1 may be waived in whole or in part without prejudice to any right of rescission or any other right in the event of non-fulfillment of any other condition or conditions. A waiver will be binding only if it is in writing.

9.    Closing Arrangements

9.1   Closing Location

The closing of the purchase and sale and the other transactions contemplated by this Agreement (the "Closing") will take place at the Time of Closing concurrently at the offices of Hamilton, Duncan, Armstrong and Stewart in Surrey, British Columbia, and Heenan Blaikie LLP in Toronto, Ontario (or at such other place as may be agreed upon by the Vendor and the Purchasers) by way of facsimile and/or .pdf transmissions over the Internet, and all closing documents shall be held in escrow until all deliveries and payments have been completed.

9.2   Vendor's Closing Documents

At the Closing, the Vendor will tender to the Purchasers:

            (a) resignations in writing of all directors and officers of the Company;

            (b) releases from each director, officer and shareholder of the Company, releasing the Company from any and all possible claims against the Company arising from any act, matter or thing arising at or before the Time of Closing;

            (c) certified copies of resolutions of the directors of the Company in form satisfactory to the Purchasers, acting reasonably, authorizing the transfer of the Shares and Shareholder Loans to the Purchasers;

            (d) a duly executed assignment of the Shareholder Loans to the Purchasers;

            (e) share certificates representing the Shares duly endorsed by the Vendor in blank, or accompanied by appropriate stock powers duly endorsed in blank;

            (f) a written confirmation pursuant to which the Vendor shall forgive and release the Company from the obligation to pay to the Vendor the amount of $38,383.43 owing by the Company to the Vendor, and reflected in the Company's books as an account payable to the Vendor; and

            (g) all corporate records and books of account of the Company including minute books, share registers and annual reports, and a certificate of good standing.

9.3   Purchasers' Closing Documents

At the Closing, the Purchasers will tender to the Vendor:

      (a) a certified copy of a resolution of the directors of Quasar in form satisfactory to the Vendor, acting reasonably, authorizing the execution and delivery of this Agreement, the Promissory Note, the Escrow Agreement, the purchase of the Shares and the escrow of the Shares;

      (b) a certificate, dated as of the Closing Date, executed by Cameron and by an officer of Quasar certifying that: (i) all of the representations and warranties made by the Purchasers in this Agreement, the Promissory Note, the Escrow Agreement and in the other agreements contemplated herein and therein to which the Purchasers are a party are true on and as of the Closing Date; and
            (ii) the Purchasers have performed and complied with all of their obligations under this Agreement, the Promissory Note, the Escrow Agreement and the other agreements contemplated herein and therein to which the Purchasers are a party which are to be performed or complied with at or prior to the Time of Closing;

      (c) a solicitors trust cheque payable to the Vendor's solicitors in trust, for the sum of $225,000.00;

      (d) the duly executed Promissory Note in the form attached as Schedule 2 to this Agreement;

      (e)   the duly executed Escrow Agreement in the form attached hereto as
            Schedule 3 to this Agreement; and

      (f) a written confirmation pursuant to which the Company and the Purchasers shall forgive and release the Vendor from the obligation to pay to the Company the amount of $1,129.81 owing by the Vendor to the Company, and reflected in the Company's books as an account receivable from the Vendor.

10.   General

10.1  Reliance

The Vendor acknowledges and agrees that the Purchasers have entered into this Agreement relying on the representations, warranties, covenants and agreements and other terms and conditions of this Agreement and the other agreements contemplated in this Agreement to which the Purchasers are a party and that no information which is now known, which may become known or which could upon investigation have become known to the Purchasers or any of their present or future officers, directors or professional advisors in any way limits or extinguishes any rights the Purchasers may have against the Vendor, including without limitation, any right to indemnity under section 10.3 of this Agreement.

10.2  Survival of Vendor's Representations

(a) Subject to section 10.2(b), the representations, warranties, covenants and agreements of the Vendor contained in this Agreement and in any document or certificate given under this Agreement will survive the closing of the transactions contemplated by this Agreement and remain in full force and effect notwithstanding any waiver by the Purchasers unless such waiver was made after notice in writing by the Vendor to the Purchasers setting forth the breach.

(b) All representations and warranties of the Vendor contained in this Agreement and in any document or certificate given under this Agreement shall survive for a period of one (1) year from the Closing Date. If no claim shall have been made under this Agreement or any other such document or certificate against the Vendor for any incorrectness in or breach of any representation or warranty made in this Agreement or in any document or certificate given under this Agreement prior to the expiry of such survival periods, the Vendor shall have no further liability under this Agreement with respect to such representations or warranties.

10.3  Indemnification by the Vendor

The Vendor covenants and agrees to indemnify and save harmless the Purchasers from any loss, damage, liability, cost and expense (including without limitation any tax liability) suffered by the Purchasers directly or indirectly as a result of or arising out of any breach of representation, warranty, covenant or agreement of the Vendor contained in this Agreement, the Vendor's Closing Certificate or any document or certificate delivered under this Agreement. The obligation of indemnification set out in this section 10.3 above shall be subject to the limitation that the Vendor's total liability under this section
10.3 shall not exceed $425,000. The obligation of indemnification set out in this section 10.3 above shall be subject to the further limitation that the Vendor shall not be liable for any indirect, consequential, punitive or aggravated damages, including damages for loss of profit.

10.4  Survival of Purchasers' Representations

(a) Subject to section 10.4(b), the representations, warranties, covenants and agreements of the Purchasers contained in this Agreement, the Promissory Note, the Escrow Agreement and in any document or certificate given hereunder or thereunder shall survive the closing of the transactions contemplated by this Agreement and remain in full force and effect notwithstanding any waiver by the Vendor unless such waiver was made after notice in writing by the Purchasers to the Vendor setting forth the breach.

(b) All representations and warranties of the Purchasers contained in this Agreement, the Promissory Note, the Escrow Agreement and in any document or certificate given hereunder or thereunder shall survive for a period of one (1) year from the Closing Date.

      If no claim shall have been made under this Agreement or any other such document or certificate against the Purchasers for any incorrectness in or breach of any representation or warranty made in this Agreement, the Promissory Note, the Escrow Agreement or in any document or certificate given hereunder or thereunder prior to the expiry of such survival periods, the Purchasers shall have no further liability under this Agreement, the Promissory Note, the Escrow Agreement or in any document or certificate given hereunder or thereunder with respect to such representations or warranties.

10.5  Indemnification by the Purchasers

The Purchasers covenant and agree to jointly and severally indemnify and save harmless the Vendor from any loss, damage, liability, cost and expense (including without limitation any tax liability) suffered by the Vendor directly or indirectly as a result of or arising out of any breach of representation, warranty, covenant or agreement of the Purchasers contained in this Agreement, the Promissory Note, the Escrow Agreement, the Purchasers' Closing Certificate or any document or certificate delivered under hereunder or thereunder.

10.6  Commissions, Legal Fees

Each of the parties will bear the fees and disbursements of the respective lawyers, accountants and consultants engaged by them respectively in connection with this Agreement and will not cause or permit any such fees or disbursements to be charged to the Company before the Closing Date.

10.7  Notices

Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and may be given by mailing the same postage prepaid or delivering the same addressed as follows:

      To the Vendor:   Marion Distributors Ltd.
                       13980 Jane Street
                       King City, Ontario
                       L7B lA3
                       Attn: Gary Hokkanen

      To Quasar:       Quasar Paging Ltd
                       RR 2 Site 5 Comp 23
                       Chase, British Columbia
                       V0E 1M0
                       Attn: George Anderson

      To Cameron:      Bruce Cameron
                       10501 Baker Place
                       Maple Ridge, British Columbia

or to such other address as a party may specify by notice and shall be deemed to have been received, if delivered, on the date of delivery if it is a business day and otherwise on the next succeeding business day and, if mailed, on the fifth business day following the posting of the notice except if there is a postal dispute, in which case all communications shall be delivered.

10.8  Time of Essence

Time is of the essence of this Agreement.

10.9  Further Assurances

Each of the parties will execute and deliver such further documents and instruments and do such acts and things as may, before or after the Closing Date, be reasonably required by another party to carry out the intent and meaning of this Agreement and to complete the transfer to the Purchasers of the Shares, the escrow of the Shares by the Purchasers and the delivery of the Promissory Note to the Vendor.

10.10 Proper Law

This Agreement will be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of British Columbia.

10.11 Entire Agreement

This Agreement and the other agreements and documents contemplated herein constitute the whole agreement between the Vendor and Purchasers pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions between the parties and there are no representations, warranties, covenants, conditions or other terms other than expressly contained in this Agreement and such other agreements and documents.

10.12 Assignment

This Agreement may not be assigned by any party without the prior written consent of the other party, which consent may be arbitrarily withheld.

10.13 Benefit and Binding Nature of the Agreement

This Agreement enures to the benefit of and is binding upon the parties and their respective successors and permitted assigns.

10.14 Counterparts

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same agreement.

10.15 Amendments and Waiver

No modification of or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by both of the parties and no waiver of any breach of any term or provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same, and unless otherwise provided, will be limited to the specific breach waived.

AS EVIDENCE OF THEIR AGREEMENT the parties have executed this Agreement as of the date and year first above written.

MARLON DISTRIBUTORS LTD.
by its authorized signatory:


____________________________
Name:  Gary Hokkanen
Title: CFO